UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OmniLit Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0816957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Lincoln Road Suite 500

Miami Beach, FL 33139

Telephone: (786) 750-2820

(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Class A common stock and one-half of a redeemable warrant	The Nasdaq Stock Market LLC

Class A common stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant entitling the holder to purchase one share of Class A common stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-260090.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the units, common stock and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in OmniLit Acquisition Corp.’s (the “Registrant”) Registration Statement on Form S-1 (Registration No. 333-260090) initially filed with the Securities and Exchange Commission on October 6, 2021, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 8, 2021	OMNILIT ACQUISITION CORP.

	By:	/s/ Al Kapoor
	Name:	Al Kapoor
	Title:	Chief Executive Officer